UNITED STATES

SECURITIES AND EXHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BOFI HOLDING, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BOFI HOLDING, INC.

October 19, 2007

Dear Shareholder:

The Board of Directors and I would like to extend you a cordial invitation to attend the Annual Meeting of Shareholders of BofI Holding, Inc. (the “Company”). The meeting will be held on Tuesday, November 20, 2007 at 10:00 AM at the Marriott Hotel – Carmel Valley/Del Mar, 11966 El Camino Real, San Diego, CA 92130.

The attached Notice of Annual Meeting and Proxy Statement describe in detail the matters to be acted on at the meeting. We also will discuss the operations of the Company and its wholly owned subsidiary, Bank of Internet USA (the “Bank”). Your participation in Company activities is important, and we hope you will attend.

Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

Sincerely,

Gary Lewis Evans
President & CEO

12777 High Bluff Drive, Suite 100, San Diego, CA 92130 858/350-6200

BOFI HOLDING, INC.

12777 High Bluff Drive, Suite 100

San Diego, CA 92130

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 20, 2007

NOTICE TO THE SHAREHOLDERS OF BOFI HOLDING, INC.

The 2007 Annual Meeting of Shareholders of BofI Holding, Inc. (the “Company”) will be held at the Marriott – Carmel Valley/Del Mar, 11966 El Camino Real, San Diego, CA 92130, on Tuesday, November 20, 2007 at 10:00 AM, Pacific Time, for the following purposes:

1.	Election of Directors. To elect the following three nominees to serve as directors for a three-year term and until their successors are elected and have qualified:

Thomas J. Pancheri, Connie M. Paulus, Gordon L. Witter

2.	Amend 2004 Stock Incentive Plan. To vote for or against the proposal to amend our 2004 Stock Incentive Plan.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on October 9, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

October 19, 2007	Gary Lewis Evans
President and CEO

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. RETURNING THE ENCLOSED PROXY WILL ASSURE THAT YOUR VOTE WILL BE COUNTED AND IT WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING.

i

BOFI HOLDING, INC.

12777 High Bluff Drive, Suite 100

San Diego, CA 92130

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held at 10:00 AM Pacific Time, November 20, 2007

INTRODUCTION

This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of BofI Holding, Inc., a Delaware corporation (the “Company”), for use at the 2007 Annual Meeting of Shareholders, which will be held on Tuesday, November 20, 2007, at 10:00 AM, Pacific Time, at the Marriott Hotel - Carmel Valley/Del Mar, 11966 El Camino Real, San Diego, CA 92130, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about October 19, 2007.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Some shareholders may have their shares registered in different names or hold shares in different capacities. For example, a shareholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxy cards.

Who May Vote?

If you were a shareholder on the records of the Company at the close of business on October 9, 2007, you may vote at the 2007 Annual Meeting, either in person or by proxy. On that day, there were 8,267,590 shares of our common stock outstanding and entitled to be voted.

How Many Votes Do I Have?

Each share is entitled to one vote; except that if any shareholder in attendance at the Annual Meeting announces an intention to cumulate votes in the election of directors prior to the voting, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at this Annual Meeting will be three) multiplied by the number of shares which the shareholder is entitled to vote at the Meeting, and to cast all of those votes for a single nominee or to distribute them among any three or more of the nominees in such proportions as the shareholder may choose.

In order to vote, you must either designate a proxy to vote on your behalf, or attend the Annual Meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and be voted at the Annual Meeting.

How Will The Board Vote My Proxy?

A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the shareholder on that proxy. If a shareholder provides no specific direction, the shares will be voted FOR the election of the Directors nominated by the Board.

If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your stock is held in a brokerage account or by a nominee, please read the information below under caption “Voting Shares Held by Brokers, Banks and Other Nominees” and “Vote Required” regarding how your shares may be voted.

How Do I Vote?

Voting by Proxy. Shareholders may complete, sign, date and return their proxy cards in the postage-prepaid return envelope provided. If you sign and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors (except, as described below, for shares held by brokers, banks and other nominees). If you forget to sign your proxy card, your shares cannot be voted. However, if you sign your proxy card but forget to date it, your shares will still be voted as you have directed. You should, however, date your proxy card, as well as sign it.

Voting In Person at the Annual Meeting. In the alternative, you may attend the Annual Meeting and vote in person. However, if your shares are held in a brokerage account or by a nominee holder, you will need to contact the broker or the nominee holder to obtain a proxy that will enable you to vote your shares in person at the Annual Meeting.

Voting Shares Held by Brokers, Banks and Other Nominees

If you hold your shares of common stock in a broker, bank or nominee account, you are the “beneficial owner” of those shares, holding them in “street name.” In order to vote your shares, you must give voting instructions to your broker, bank, or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are transmitted by nominee holders on your behalf will count toward a quorum and will be voted as instructed by you as beneficial holder of the shares. If you fail to provide voting instructions to your broker or other nominee, your broker or other nominee will have discretion to vote your shares at the Annual Meeting for the election of the Board’s Director nominees (unless there is a “counter-solicitation” or your broker has knowledge of a “contest,” as those terms are used in the New York Stock Exchange Rules).

Vote Required

Quorum Requirement. Our Bylaws require that a quorum – that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Meeting (other than adjourning the Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

Votes Required to Elect Directors. Assuming a quorum of the shareholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of Directors. As a result, the three nominees who receive the highest number of votes cast will be elected.

Votes Required to Approve Amendment of Our Stock Option and Stock Incentive Plans. Assuming a quorum of the shareholders is present in person or by proxy at the Annual Meeting, this action will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it.

Any shares voted to “Withhold Authority” will have no effect on the outcome of the election of directors or the approval of the other proposed actions at the Annual Meeting. Broker non-votes, which relate to shares for which “street” or “nominee” holders do not obtain voting instructions from the beneficial holders and cannot or do not choose to vote the shares on a discretionary basis, are not counted as votes cast. However, shares voted to Withhold Authority and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

How Can I Revoke My Proxy?

If you are a registered owner and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:

•

Sending a written notice to revoke your proxy to the Secretary of the Company, at 12777 High Bluff Drive, Suite 100, San Diego, CA 92130. To be effective, the Company must receive the notice of revocation before the Annual Meeting commences.

•

Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that proxy, however, it will not be treated as a revocation of an earlier dated proxy.

•	Attending the Annual Meeting and voting in person or by proxy in a manner different then that the instructions contained in your earlier proxy.

However, if a broker or other nominee holder holds your shares, you will need to contact your broker or the nominee holder if you wish to revoke your proxy.

ITEM 1. ELECTION OF DIRECTORS

Board Nominees

Three directors will be elected at the Annual Meeting to hold office for a three-year term expiring at the 2010 Annual Shareholders Meeting or until their successors are elected and have qualified. The Board of Directors has nominated the persons named below for election to the Board. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for the election of three of these nominees. If, prior to the Meeting, any nominee of the Board of Directors becomes unable to serve as a director, the proxy holders will vote the proxies received by them for the election of a substitute nominee selected by the Board of Directors.

Vote Required and Recommendation of the Board of Directors

Under Delaware law, the three nominees receiving the most votes cast in the election of Directors by holders of shares of common stock present or represented by proxy and entitled to vote at the Meeting will be elected to serve as Directors of the Company for the ensuing three years. As a result, shares as to which the authority to vote is withheld, which will be counted, and broker non-votes, which will not be counted, will have no effect on the outcome of the election of directors.

If any record shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes in the election of Directors, the proxy holders shall have the discretion to allocate and cast the votes represented by the proxies they hold among the nominees named below in such proportions as they deem appropriate in order to elect as many of those nominees as is possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Board Nominees - 2007

The following sets forth the names and a brief description of the principal occupation and recent business experience of each of the nominees selected by the Board of Directors for election to the Company’s Board of Directors at the 2007 Annual Meeting:

Thomas J. Pancheri. Mr. Pancheri has served as a member of the Board of Directors of BofI Holding since July 1999. Since July 1981, Mr. Pancheri has served as the President of San Diego Pension Consultants, Inc., a company specializing in the design and administration of retirement plans. San Diego Pension Consultants is the main division of Pen/Flex, Inc., which services qualified plans, primarily in the San Diego area. Mr. Pancheri is active in the National Institute of Pension Administrators and was the Charter President of the San Diego chapter. In addition, he has been a member of the Western Pension & Benefits Conference since 1980. Mr. Pancheri is 47.

Connie M. Paulus. Ms. Paulus has served as a member of the Board of Directors of BofI Holding since July 1999. Ms. Paulus is a scientist specializing in transgenic technology and has more than 20 years of laboratory experience, including appointments at Washington State University, UC Irvine Medical Center, The Salk Institute for Biological Sciences and the University of California at San Diego. From January 1992 to December 1999, Ms. Paulus served as a research associate at the University of California at San Diego, managing the transgenic animal facility. She also participates in a family owned business specializing in residential and commercial land development and real estate lending. Ms. Paulus holds a Bachelor of Science degree from Western Washington University and a Masters of Science degree from Washington State University. Ms. Paulus is 47.

Gordon L. Witter. Mr. Witter has served as a member of the Board of Directors of BofI Holding since July 1999. Following his retirement as a Chief Pilot for American Airlines, Captain Witter formed Witter Associates, a flight operations consulting firm, where he has been serving as President since April 1995. He is a co-founder of Air Carrier Associates, Inc., a firm specializing in risk management issues for airline and general aviation clients and has been its Managing Partner from July 1997 to the present. Mr. Witter serves as Treasurer of the Sharp

Healthcare Foundation and as Chairman of the San Diego Aerospace Museum and is on the Greater San Diego Chamber of Commerce Military Affairs Council. Mr. Witter is 72.

Current Directors - Terms expire after 2007

Theodore C. Allrich. Mr. Allrich has served as Vice Chairman of the Board of Directors of BofI Holding since 1999. Mr. Allrich is the founder of the financial educational website, The Online Investor (www.theonlineinvestor.com), based on his book of the same name, and served as an investment advisor with his own firm, Allrich Investment Management, from June 1991 to June 2003. Prior to starting his own firm, Mr. Allrich spent 20 years with various Wall Street brokerage firms, where he was involved with investment banking, fixed income sales and management, specializing in mortgage-backed securities, institutional equity sales and trading. His last position with a brokerage firm was in 1990 as the regional manager for high grade fixed income investments with Drexel Burnham Lambert in San Francisco. Mr. Allrich holds a Bachelor of Arts degree from the University of California at Davis and a Master of Business Administration degree in Finance from Stanford University. Mr. Allrich is 61.

John Gary Burke. Mr. Burke is President and sole shareholder of Truck World, Inc., a wholesale and retail petroleum marketing company, based in the Youngstown, Ohio area. Truck World, Inc. is a retail jobber for Shell Oil and Marathon Ashland Petroleum. Since founding the company in 1972, he has built, developed, opened and operated convenience stores and truck stops. Additionally, in 1980, Mr. Burke acquired and operated four pipeline terminals on the Buckeye Pipeline System and became involved with various aspects of distribution, including: scheduling, trading and hedging. Mr. Burke served as a Director of the Ohio Petroleum Marketing Association for nine years during this time. Mr. Burke is also President and sole shareholder of J. Gary Burke Corporation, a real estate holding company that owns and manages properties in various states. Most recently, J. Gary Burke Corporation processed the entitlements and developed the site improvements for a 40-acre industrial park in Otay Mesa, California. Before serving in the United States Navy as a Naval Aviator from 1968 to 1971, Mr. Burke earned his BSME degree from the University of Miami, Florida. Mr. Burke is 62.

Michael A. Chipman. Mr. Chipman is an investor and the founder of ChipSoft, Inc., the original owner and developer of TurboTax, the leading income tax preparation software program for consumers and small businesses. Mr. Chipman served as President and Chief Executive Officer of ChipSoft, Inc. until 1990, and as Vice Chairman until 1993 when ChipSoft Inc. merged with Intuit, Inc. Since 1993, Mr. Chipman has managed a variety of family investments including ownership interests in commercial real estate, technology companies and a professional sports franchise. Mr. Chipman earned his Bachelor of Science degree in Computer Science from the United States Air Force Academy. Mr. Chipman and his wife, Evelyn Chipman, control The Chipman First Family Limited Partnership. Mr. Chipman is 60.

Jerry F. Englert. Mr. Englert has served as Chairman of the Board of Directors of BofI Holding since July 1999 and as President and Chief Executive Officer of BofI Holding from July 1999 to October 2004. Since May 2003, Mr. Englert has been Director of Strategic Planning and Financial Relations for Hollis-Eden Pharmaceuticals, Inc. He was a founder of Bank Del Mar and its Vice Chairman from 1989 to 1994. Mr. Englert served as the President, Chief Executive Officer and a Director of Winfield Industries from 1972 until it was sold to Maxxim Medical in 1991. From 1968 to 1972, he was Vice President of Marketing for IVAC Corporation, and, from 1963 to 1968, he was a Regional Sales Manager for Baxter Health Care, Inc. Mr. Englert holds a Bachelor of Arts degree from Morris Harvey College. In addition, Mr. Englert received an honorary Ph.D. from the University of Charleston. Mr. Englert is 66.

Gary Lewis Evans. Mr. Evans has served as President and Chief Executive Officer of Bank of Internet USA since its formation and as a member of the Board of Directors of BofI Holding since April 2004. Mr. Evans has also served as President and Chief Executive Officer of BofI Holding since October 2004. Mr. Evans has over 30 years of experience in the operation and management of commercial and savings banks. He served as President of La Jolla Bank from June 1988 to June 1996. In June 1996, he formed an Internet marketing and development consulting company. Mr. Evans also co-authored the 1997 McGraw-Hill publication, The Financial Institutions Internet Sourcebook, and was a key participant in the educational video, The ABC’s of Internet Banking, American Bankers Association. Mr. Evans has published the “Investment Management and Tactics” chapter for the 1989 book, Savings and Loan Investment Management published by Sheshunoff and Company. Mr. Evans currently is a member of the CFA Institute, Charlottesville Virginia and the CFA Society of San Diego, Inc.

Mr. Evans holds a Bachelor of Science degree in Business Administration, as well as a Masters of Science degree in Finance, from California State University at Northridge. Mr. Evans is 58.

Paul Grinberg. Mr. Grinberg has served as a member of the Board of Directors of BofI Holding since April 2004. Mr. Grinberg serves as the Executive Vice President, CFO and Treasurer of Encore Capital Group, Inc., (NASDAQ: ECPG), a purchaser of charged-off, unsecured consumer loans, where he has been employed since September 2004. From May 2003 to January 2005, Mr. Grinberg served as the President and CEO of Brio Consulting Group, Inc., a company he founded that provided financial consulting services, primarily to small and mid-size private equity and venture-backed companies. From May 2000 to April 2003, Mr. Grinberg was the Chief Financial Officer of Stellcom, Inc., a systems integration firm focused on providing mobile and wireless technology solutions to Fortune 1000 companies. From July 1999 to April 2000, Mr. Grinberg was the Executive Vice President and Chief Financial Officer for TeleSpectrum Worldwide, Inc. (TLSP), a leading provider of direct marketing and multichannel CRM solutions to Fortune 1000 companies in the United States and Canada. In July 1999, TeleSpectrum acquired International Data Response Corporation, where Mr. Grinberg served as Executive Vice President and Chief Financial Officer since February 1997. From September 1983 to January 1997, Mr. Grinberg held several positions at Deloitte & Touche LLP, the most recent of which was as a partner in the firm’s Merger & Acquisition Services Group. Mr. Grinberg is licensed as a CPA in the state of New York. Mr. Grinberg holds a Bachelor of Science degree in accounting from Yeshiva University and a Masters of Business Administration degree in Finance from Columbia University’s Graduate School of Business. Mr. Grinberg is 46.

There are no family relationships among any of the officers or directors.

Corporate Governance

The Role of the Board of Directors

In accordance with our Bylaws and Delaware law, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board also are the members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, including the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.

Board of Directors Composition and Independence

Our Board of Directors is authorized to have up to ten members and nine members are currently on the board. In accordance with the terms of our Amended and Restated Certificate of Incorporation and Bylaws, our Board of Directors was divided into three classes, class I, class II and class III, with each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Messrs. Allrich, Burke and Chipman and their terms will expire at the 2008 annual meeting of stockholders;

•	the class II directors are Messrs. Englert, Grinberg and Evans, and their terms will expire at the 2009 annual meeting of stockholders; and

•	the class III directors are Messrs. Witter and Pancheri and Ms. Paulus, and their terms will expire at the 2007 annual meeting of stockholders.

The authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of a majority of our outstanding stock entitled to vote on election of directors.

The Board has determined that six members of the Board are independent under the definition of independence set forth in NASDAQ’s listed company rules. Mr. Evans is not independent because he is our Chief Executive Officer. Mr. Allrich and Mr. Englert are not independent because each served as a consultant to our company from February 2003 to January 2004 in connection with our capital raising efforts. In reaching these conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors. The Board determined that any relationships that now exist, or may have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.

In accordance with the Board’s independence evaluation, six out of nine of the current members of the Board are independent directors. In addition, all of the members of the Audit and Compensation Committees of the Board are independent directors.

Corporate Governance Principles

Our Directors are committed to having sound corporate governance principles that assist them in fulfilling their oversight duties. These principles are essential to maintaining the Company’s integrity in the marketplace. In January 2005, our Board formally adopted Corporate Governance Guidelines of BofI Holding, Inc. (the “Governance Guidelines”), which include a number of the practices and policies under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the new requirements under the NASDAQ’s listed company rules and the Sarbanes-Oxley Act of 2002. Some of the principal subjects covered by our Governance Guidelines include:

•

Director Qualifications, which include a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

•

Responsibilities of Directors, including acting in the best interests of all shareholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

•

Director Access to management and, as necessary and appropriate, independent advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

•	Maintaining Adequate Funding to retain independent advisors for the Board, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

•	Annual Performance Evaluation, including an annual self-assessment of the performance of the Compensation Committee.

•	Regularly Scheduled Executive Sessions, without management, will be held by the Board. In addition, the Audit Committee meets with the Company’s outside auditors separately from management.

Board Meetings and Attendance

Our Board members are encouraged to prepare for and attend all Board of Director and shareholder meetings and the meetings of the Board committees on which they are members. During the 2007 fiscal year, the Boards of Directors of the Company and the Bank held a total of 11 meetings and 11 meetings, respectively. All directors attended at least 70 percent of the total of those meetings and the meetings of the Board committees on which they served. Seven of our directors attended our Annual Meeting of Shareholders held in October 2006.

Code of Business Conduct

We have adopted a Code of Business Conduct for our directors, officers and employees and a specific Code of Ethics that applies to our Chief Executive Officer and Chief Financial Officer. A copy of our Code of Business Conduct and Code of Ethics can be found at the Corporate Governance section of our website at www.bofiholding.com. We intend to disclose, at this location on our website, any amendments to that Code and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer.

Other Governance Matters

In addition to the governance initiatives discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 each quarter since the certification rules became applicable to us. We also have adopted charters for our Board committees in compliance with NASDAQ listed company rules.

You can access our Board committee charters, and other corporate governance materials, news releases and SEC filings, by visiting the Investor Relations section of our website at www.bofiholding.com.

Committees of the Board of Directors

The Board has three standing committees: Audit, Compensation and Nominating. A description of the general functions of the Committees, the composition of each of those Committees and the number of meetings held by those Committees for the 2007 fiscal year are set forth below.

Audit Committee. The members of the Audit Committee are Paul Grinberg, its Chairman, Thomas Pancheri and Gordon Witter. All of the members of the Audit Committee are independent directors within the meaning of the NASDAQ listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors has determined that Mr. Grinberg meets the definitions of “audit committee financial expert” adopted by the Securities and Exchange Commission (the “SEC”) and included in NASDAQ’s rules for listed companies. The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter. A copy of that Audit Committee Charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.bofiholding.com. The Audit Committee held six meetings during fiscal 2007. The Audit Committee also meets with our outside auditors and members of management, separately.

Compensation Committee. The Compensation Committee is comprised of the following directors, all of whom are independent (as defined in the applicable NASDAQ listed company rules): Gordon Witter, who serves as the Committee’s Chairman, Paul Grinberg, and Thomas Pancheri. The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans for our executive officers. Our Board of Directors has approved a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.bofiholding.com. The Compensation Committee held seven meetings during fiscal 2007.

Nominating Committee. The members of the Nominating Committee are C. Michelle Paulus, its Chairwoman, Paul Grinberg and Gordon Witter. The Committee will identify and screen new candidates for Board membership. All members of the Committee are an “independent director” within the meaning of the

NASDAQ listed company rules. The Board has adopted a charter setting forth the responsibilities of the Nominating Committee. A copy of that charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.bofiholding.com. The Committee met one time during fiscal 2007 in its role as Nominating Committee.

The Director Nominating Process. In identifying new Board candidates, the Nominating Committee will seek recommendations from existing board members and executive officers. The Committee also has the authority to engage an executive search firm and other advisors, as it deems appropriate to assist it identifying qualified candidates for the Board.

In considering potential new directors and officers, the Committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the Company’s industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Committee’s attention, there is the further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees.

A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board. In making its selection, the Committee will bear in mind that the foremost responsibility of a director of a Company is to represent the interests of the stockholders as a whole.

PRINCIPAL HOLDERS OF COMMON STOCK

This table shows information regarding beneficial ownership of the Company’s common stock by the only entities known by us to have owned more than 5% of the outstanding shares of our common stock on October 9, 2007. Included in the shares beneficially owned are shares that could be purchased under stock options granted to directors as of October 9, 2007 and exercisable within 60 days after October 9, 2007.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Shares Outstanding
Stephen Adams[1]	821,789	9.94%
Michael A. Chipman[2]	778,300	9.26%
Jerry F. Englert[3]	646,832	7.72%
Grand Slam Asset Management, LLC[4]	469,219	5.68%
John Gary Burke[5]	466,850	5.64%
Robert A. Eprile[6]	422,106	5.11%

1)	Based solely on a review of the Schedule 13D/A filed by Mr. Adams with the SEC on November 13, 2006. The address for Mr. Adams is 2575 Vista del Mar Drive, Ventura, CA 93001. As reported on the Schedule 13D/A, Mr. Adams is an individual and sole trustee of The Stephen Adams Living Trust which has sole voting and dispositive power with respect to the 821,789 shares.
2)	Mr. Chipman is a director and holds his common stock in The Chipman First Family Limited Partnership. Chipent, LLC is the general partner of The Chipman First Family Limited Partnership and Michael and Evelyn Chipman are sole members and sole managers of Chipent, LLC. Includes 1,200 shares of restricted stock and 129,000 shares of common stock currently issuable upon conversion of our Series A preferred stock, based on the current effective conversion price of $15.50 per share. Includes exercisable options to purchase 7,400 shares of the Company’s common stock and excludes unexercisable options to purchase 5,500 shares of the Company’s common stock.
3)	Mr. Englert is a director and holds his common stock in The Englert Family Trust that includes 2,501 shares of restricted common stock and 3,225 shares of common stock currently issuable upon conversion of our Series A preferred stock, based on the current effective conversion price of $15.50 per share. Includes exercisable options to purchase 110,172 shares of the Company’s common stock and excludes unexercisable options to purchase 5,834 shares.
4)	Based solely on a review of the Schedule 13G filed by Grand Slam Asset Management, LLC with the SEC on June 1, 2006. The address for Grand Slam Asset Management LLC is One Bridge Plaza, Fort Lee, New Jersey 07024. Grand Slam Asset Management, LLC (“Asset Management”) serves as an investment adviser of Grand Slam Capital Master Fund Ltd. (“Master Fund”) and may be deemed to control, directly or indirectly, the Master Fund and beneficially own the Company’s common stock. Asset Management and Master Fund share voting and dispositive power with respect to the 469,219 shares.
5)	Mr. Burke is a director and his ownership includes 1,200 shares of restricted stock. Excludes 12,000 shares held by his children for which Mr. Burke does not have voting or dispositive power over these shares. Includes exercisable options to purchase 7,400 shares of the Company’s common stock and excludes unexercisable options to purchase 5,500 shares.
6)	Based solely on a review of the Schedule 13D filed by Mr. Eprile with the SEC on January 20, 2006. The address for Mr. Eprile is 5743 Meadows Del Mar, San Diego CA 92130. As reported on the Schedule 13D, Mr. Eprile is an individual and has sole voting and dispositive power with respect to the 422,106 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information, as of October 9, 2007, regarding the shares of the Company’s common stock that were owned, beneficially, by (i) each director, (ii) each of the current executive officers of the Company who are named in the Summary Compensation Table (the “Named Officers”), and (iii) all of the current directors and executive officers as a group. Included in the shares beneficially owned are shares that could be purchased under stock options granted to directors and officers as of October 9, 2007 and exercisable within 60 days after October 9, 2007. The percent of outstanding shares of our common stock is based upon outstanding shares at October 9, 2007. Except as indicated in the footnotes to the table below, each person has sole voting and investment power with respect to the shares he or she beneficially owns.

Name	Common Stock(1)	Options Exercisable(2)	Conversion of Series A Preferred (3)	Total Beneficial Ownership	Percent of Outstanding Shares
Michael A. Chipman (4)	641,900	7,400	129,000	778,300	9.26%
Jerry F. Englert (5)	533,435	110,172	3,225	646,832	7.72%
John Gary Burke (6)	459,450	7,400	—	466,850	5.64%
Gary Lewis Evans (7)	57,625	158,708	—	216,333	2.57%
C. Michelle Paulus (8)	100,300	50,484	32,250	183,034	2.19%
Thomas J. Pancheri (9)	115,600	50,484	—	166,084	2.00%
Gordon L. Witter, Jr. (10)	56,560	50,484	—	107,044	1.29%
Andrew J. Micheletti (11)	8,300	88,251	—	96,551	1.16%
Theodore Allrich (12)	39,824	52,524	—	92,348	1.11%
Michael Berengolts (13)	4,287	58,767	—	63,054	*
Paul Grinberg (14)	4,600	18,434	—	23,034	*
Kenneth Darling (15)	—	5,417	—	5,417	*
All current directors and executive officers as a group (12 persons) (16)	2,021,881	658,525	164,475	2,844,881	31.29%

* - Less than one percent.

1)	All fractional shares have been rounded to the closest whole share.
2)	In accordance with applicable SEC rules, only options that are exercisable within 60 days after October 9, 2007.
3)	Shares of common stock currently issuable upon conversion of our Series A preferred stock, based on the current effective conversion price of $15.50 per share.
4)	Mr. Chipman is a director and holds his common stock in The Chipman First Family Limited Partnership. Includes 1,200 shares of restricted stock.
5)	Mr. Englert is a director and holds his common stock in The Englert Family Trust. Includes 2,501 shares of restricted stock.
6)	Mr. Burke is a director and his ownership includes 1,200 shares of restricted stock. Excludes 12,000 shares held by his children for which Mr. Burke does not have voting or dispositive power over these shares.
7)	Mr. Evans is a director and the chief executive officer.
8)	Ms. Paulus is a director and holds 66,001 shares in her name and 31,299 shares as the managing member of Penfield Group, LLC. Includes 1,800 shares of restricted stock. Also includes, 16,125 shares and 16,125 shares of common stock held by Ms. Paulus and the Penfield Group LLC, respective, issuable upon conversion of our Series A preferred stock.
9)	Mr. Pancheri is a director and holds 96,725 shares, 7,875 shares and 5,000 shares of the Company’s common stock in The Thomas J. Pancheri Separate Property Trust, Pancheri Enterprises and TJP Enterprises, Inc., respectively. Mr. Pancheri is the sole trustee of The Thomas J. Pancheri Separate Property Trust, the sole general partner of Pancheri Enterprises and the chief executive officer and sole director of TJP Enterprises, Inc. In addition, 6,000 shares are held in the names of Mr. Pancheri’s children. Includes 1,800 shares of restricted stock.

10)	Mr. Witter is a director and his ownership includes 1,800 shares of restricted stock.
11)	Mr. Micheletti is the chief financial officer and his ownership includes 1,667 shares of restricted stock.
12)	Mr. Allrich is a director and his ownership includes 2,300 shares of restricted stock.
13)	Mr. Berengolts is an executive officer.
14)	Mr. Grinberg is a director and his ownership includes 2,300 shares of restricted stock.
15)	Mr. Darling is an executive officer.
16)	Includes 16,568 shares of restricted stock.

Compensation of Non-Employee Directors

The Company’s Board of Directors, acting upon a recommendation from the Compensation Committee, annually determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board and the Compensation Committee are guided by the following goals:

•	Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;

•	Compensation should align the directors’ interests with the long-term interests of shareholders; and

•	Compensation should assist with attracting and retaining qualified directors.

The Compensation Committee and Board most recently completed a review of its compensation in July 2006 and expects to review its compensation in November 2007. The Company does not pay director compensation to directors who are also our employees. Below are the elements of compensation paid to non-employee directors for their service on our Board:

Cash Compensation

Company non-employee directors receive the following cash payments for their service on our Board of Directors and Board committees:

•	a monthly cash retainer of $2,000, $2,500 for Chairman;

•	a quarterly retainer of $5,000 to the chair of the Audit Committee.

During fiscal 2007, the Company did not provide perquisites to any director in an amount that is reportable under applicable SEC rules and regulations. The Company directly pays or reimburses all non-employee directors for parking, travel and accommodation expenses in connection with attendance at Board and committee meetings.

Equity Compensation

Each non-employee director is eligible for an annual grant of options and restricted stock issued from our 2004 Stock Incentive Plan, as recommended by our Compensation Committee. The amounts of the annual non-employee director awards are discretionary from year-to-year. The options and restricted stock that the Company awards to our directors vests over three years, one-third each anniversary of the date of grant.

Deferred Compensation

Company directors are also eligible to participate in the Company’s Deferred Compensation Plan, which allows eligible directors to defer their fees and retainers payable for their service on the Board and Board committees.

In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid to non-employee directors during fiscal 2007.

Director Compensation in 2007

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Theodore Allrich	$24,000	$12,548	$29,734	—	—	$66,282
John Gary Burke	24,000	4,120	13,907	—	—	42,027
Michael A. Chipman	24,000	4,120	13,907	—	—	42,027
Jerry F. Englert	30,000	13,639	21,632	—	—	65,271
Paul Grinberg	44,000	12,548	21,948	$1,342	—	79,838
Thomas J. Pancheri	24,000	9,820	16,939	1,857	—	52,616
C. Michelle Paulus	24,000	9,820	16,939	—	—	50,759
Gordon L. Witter Jr.	24,000	9,820	16,939	—	—	50,759

(1)	The amounts in this column represent the annual cash fees paid to our non-employee directors for service during fiscal 2007.
(2)	This column reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with FAS 123R for awards of unvested restricted stock. The fair value of Company restricted stock is based on the market value of our common stock on the applicable measurement date for accounting purposes. As of June 30, 2007, each director held the following number of shares of unvested restricted stock issued as stock awards: Mr. Allrich: 3,834, Mr. Burke: 1,800, Mr. Chipman: 1,800, Mr. Englert: 4,167, Mr. Grinberg: 3,834, Mr. Pancheri: 3,000, Ms. Paulus: 3,000, Mr. Witter: 3,000. The grant date fair value computed in accordance with FAS 123R for each restricted stock award reported in this column was $237,085.
(3)	This column reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with FAS 123R for stock option awards. For information regarding significant factors, assumptions and methodologies used in determining the fair value of our stock options, see Note 11 to the Consolidated Financial Statements for the Company in its Form 10-K for the year-ended June 30, 2007. The grant date fair value computed in accordance with FAS 123R for each stock option reported in this column.
(4)	The amounts reported in this column consisted of above-market interest paid pursuant to the Company’s Deferred Compensation Plan. In accordance with applicable SEC regulations, the reported above-market interest consists of earnings in the interest method of accrual in our Deferred Compensation Plan to the extent that the interest rate exceeded 120% of the applicable federal long-term rate.

As of June 30, 2007, each then current non-employee director held the following number of shares of vested and unvested Company stock options granted as option awards:

Name	Vested Stock Options	Unvested Stock Options
Theodore Allrich	47,456	12,308
John Gary Burke	3,958	8,942
Michael A. Chipman	3,958	8,942
Jerry F. Englert	105,797	10,208
Paul Grinberg	14,408	9,392
Thomas J. Pancheri	47,334	7,350
C. Michelle Paulus	47,334	7,350
Gordon L. Witter Jr.	47,334	7,350

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction: Overview and Process

The Compensation Committee of the Company’s Board of Directors is responsible for designing and maintaining the Company’s compensation programs consistent with the objectives below. The Committee establishes all forms of compensation, including the base salary, bonus, and both the value of the equity award and the mix of equity vehicles for the Company’s executives, including the Named Executives. (Whenever we refer to “executives” in this Compensation Discussion and Analysis, we mean to include the Named Executives, unless we specifically say otherwise.)

The Company provides for a base salary that was determined according to competitive pay practices, level of responsibility, prior experience and breadth of knowledge. The Bank used its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels. In certain situations, the employment agreement defines annual base salary increases. The Compensation Committee reviews all executive base salary annually.

Objectives of Our Compensation Programs

The Company’s compensation programs have been designed with the following objectives in mind:

•

Total compensation amounts should be sufficiently competitive with industry peer companies to enable the Company to attract and retain top executive talent, while also being consistent with the Company’s objective of maintaining a competitive and efficient cost structure.

•

A substantial portion of each executive’s pay should be performance-based compensation that is variable based on the Company’s annual and long-term operating performance and long-term shareholder returns, and should be aligned with the Company’s business strategy.

•	Compensation should be commensurate with the role, scope, and complexity of each executive’s position relative to other executives and employees.

The Company’s compensation programs reflect its position as a growing company in the highly competitive, dynamic and consolidating financial services industry. The Company uses a variety of elements to support the objective of making compensation sufficiently competitive to attract and retain top talent, provide incentives and rewards to executives, and ensure that management’s interests are aligned with shareholder interests.

Setting Compensation Levels

The Company provides for a base salary that was determined according to competitive pay practices, level of responsibility, prior experience and breadth of knowledge. The Company used its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels. For Messrs. Evans, Micheletti and Berengolts, their employment agreements define annual base salary increases for the fiscal years 2004 and 2005 only. The Compensation Committee reviews all executive base salary annually.

The following table summarizes the primary elements of the Company’s direct compensation arrangements and how they support the Company’s other compensation objectives in the short and long-term:

Components of Direct Compensation

Element	Character	How Objectives Are Met
Base Salary	Short Term	Helps ensure that compensation is commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees.

Annual Non-Equity Incentive Plan Compensation (Cash & Deferred Bonus)	Short Term	Varies based on the Company’s attainment of annual performance measures that are aligned with the business strategy and shareholders’ interests.

Stock Options	Long-Term	Varies based on long-term stock price performance and promotes shareholders’ interests.

Restricted Stock	Long-Term	Varies based on long-term total shareholder return and promotes shareholders’ interests.

Salary and Annual Incentive Compensation

The Company provides each Named Executive with a base salary that is commensurate with the role, scope, and complexity of his position relative to other executives and employees. In establishing salaries for the named officers and other executives, the Compensation Committee reviews (i) the historical performance of those officers and other executives; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial services organizations which are comparable, in terms of asset-size, capitalization and performance to the Bank. Another factor, which is considered in establishing salaries of executive officers, is the cost of living in Southern California, which generally is higher than in other parts of the country.

The Company sets annual cash and deferred bonus ranges for each Named Executive based on annual Company performance measures established by the Compensation Committee pursuant to the executive’s employment agreement or when merited. The employment agreement bonuses paid to Named Executives are determined based on a pre-established formula measuring the Company’s performance against criteria that we believe are drivers for creating shareholder value and achieving the Company’s strategic goals.

The Company did not pay any cash or deferred bonus based upon performance measures of the Company for fiscal 2007 and fiscal 2006.

Long-term Equity Incentive Compensation

The Company designed its 2004 Stock Incentive Plan (the “2004 Plan”) with a focus on aligning Named Executive incentives with long-term shareholder value. A combination of stock options and restricted stock awards are used by the Company to create a long-term incentive program. Performance shares are also available for award in the future under the 2004 Plan.

When establishing each Named Executive’s total long-term equity incentive award, the Committee first sets a number of option shares for each Named Executive’s aggregate equity award. The Company’s philosophy is to pay its employees competitively, and as a result the Committee does not consider the amount of stock owned by our Named Executives from prior awards when determining the amount of their annual equity awards. The Named Executive’s equity award may be converted by the Compensation Committee into a number of shares of restricted stock and stock options.

Stock Options and Restricted Stock

Company stock options have an exercise price equal to the NASDAQ-reported closing price of our common stock on the date of grant. The stock options granted under the 2004 Plan vest over four years, one-forth on the first anniversary of the award and then one forty-eighth monthly until fully vested. Company stock options generally expire ten years after the grant date, unless they are first exercised. The expiration period is also accelerated if the holder’s employment with us terminates under certain circumstances.

The restricted stock award granted under the 2004 Plan vest over three years, one-third on each one-year anniversary of the award.

Deferred Compensation Plan

The Company also sponsors an unsecured non-qualified plan known as the Deferred Compensation Plan, which allows Named Executives and certain other highly compensated employees to defer all or a portion of their base salary, bonus, and other compensation after it vests. Balances in the plan receive earnings accrual credits. All credits to the Deferred Compensation Plan represent a Named Executive’s compensation previously earned and deferred; the Company does not provide any matching or similar credits. The plan was designed to allow Named Executives to defer some of their current income to help them with tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Summary Compensation Table

The following table shows all fiscal 2007 compensation paid by the Company to our Chief Executive Officer, Chief Financial Officer, and other three most highly paid executive officers based on fiscal 2007 compensation. All individuals listed in the following table are referred to in this Proxy Statement as the “Named Executives.” Annual Compensation includes amounts deferred at the Named Executive’s election.

Name and Principal Position	Year	Salary($)(2)	Non-equity Incentive Plan($)	Restricted Stock Awards($)(3)	Option Awards($)(4)	Change in Pension Value and Nonqual. Deferred Comp. Earnings ($)(5)	All Other Compensation ($)(6)	Total($)
Gary Lewis Evans Chief Executive Officer and President	2007	$219,231	—	—	$75,364	$3,397	—	$297,992
Andrew J. Micheletti Senior Vice President and Chief Financial Officer	2007	188,308	—	15,833	78,492	2,068	—	284,701
Michael J. Berengolts Vice President and Chief Technology Officer	2007	144,424	—	—	35,926	2,713	—	183,063
Kenneth D. Darling Vice President and Chief Loan Officer	2007	93,000	—	—	9,602	11	$5,000	107,613
Terry Harris (1) Former Vice President and Chief Credit Officer	2007	22,988	—	—	—	—	75,870	98,858

(1)	Mr. Harris resigned from the Company, effective August 8, 2006.
(2)	Salaries for our Named Executives’ 2007 performance were established by our Compensation Committee on July 24, 2006. Mr. Darling became a Company employee on October 23, 2006.
(3)	This column reflects the dollar amount recognized for financial statement reporting purposes for 2007 in accordance with the applicable SEC rule and FAS 123R for shares of unvested restricted stock and outstanding performance share awards held by the Named Executives, which may include amounts from awards made in and prior to 2006. The fair value of our restricted stock is based on the market value of our common stock on the applicable measurement date for accounting purposes. For additional information on the valuation of our restricted stock and performance share awards, see Note 11 to the BOFI Holding, Inc. and Subsidiaries Consolidated Financial Statements contained in the Company’s Form 10-K for the year-ended June 30, 2007. Because Mr. Darling joined our Company in 2006, the amount reported for him in this column reflects only a partial year’s value calculated in accordance with FAS 123R.
(4)	This column reflects the dollar amount recognized for financial statement reporting purposes for 2007 in accordance with FAS 123R for stock options held by our Named Executives, which may include amounts from awards granted in and prior to 2007. For information regarding significant factors, assumptions and methodologies used in determining the fair value of our stock options, see Note 11 to the BOFI Holding, Inc. and Subsidiaries Consolidated Financial Statements contained in the Company’s Form 10-K for the year-ended June 30, 2007, as supplemented by the table on page 33 of this Proxy Statement. Because Mr. Darling joined our Company in 2006, the amount reported for him in this column reflects only a partial year’s value calculated in accordance with FAS 123R. Any amounts realized by the Named Executives on the awards in this column will depend upon whether the options vest and our Company’s stock price at the time of exercise.
(5)	The amounts reported in this column consisted of above-market interest paid pursuant to the Company’s Deferred Compensation Plan. In accordance with applicable SEC regulations, the reported above-market interest consists of earnings in the interest method of accrual in our Deferred Compensation Plan to the extent that the interest rate exceeded 120% of the applicable federal long-term rate.
(6)	This column represents the amount of all compensation paid to the Named Executives that is not reported in any other column of the table, Mr. Darling $5,000 Moving Expense; Mr. Harris $870 Moving expense and $75,000 Consulting Contract.

Grants of Plan-Based Awards in 2007

The table below shows all plan-based awards that the Company made during fiscal 2007 to the Named Executives.

Name and Principal Position	Year	Grant Date	Non-equity Incentive Plan ($)	Restricted Stock Awards	Option Awards: Number of Shares Underlying Option	Exercise Or Base Price of Option Awards ($ / Per Share)	Grant Date Fair Value of Option Awards) ($)
Gary Lewis Evans Chief Executive Officer and President	2007	July 24, 2006	—	—	25,000	$7.35	$77,956
Andrew J. Micheletti Senior Vice President and Chief Financial Officer	2007	July 24, 2006	—	—	20,000	7.35	62,364
Michael J. Berengolts Vice President and Chief Technology Officer	2007	July 24, 2006	—	—	15,000	7.35	46,773
Kenneth D. Darling Vice President and Chief Loan Officer	2007	October 19, 2006	—	—	20,000	6.76	56,033
Terry Harris (1) Former Vice President and Chief Credit Officer	2007	—	—	—	—	—	—

Restricted Stock Awards. There were no stock awards granted to Named Executives in fiscal 2007.

Option Awards. In July 2006, the Company granted stock options to the Named Executives, other than Mr. Darling, as part of their annual equity awards. As a new executive, Mr. Darling’s grant was made at time of his employment with the Company in October 2006.

The Board of Director annual review of plan-based grants of stock options and restricted stock to the Named Executives for fiscal 2007 is expected to be complete by December 2007.

Option Awards FAS 123R Valuation

The Option Awards column in the Summary Compensation Table on page 17 of this Proxy Statement includes stock option grants to the Named Executives made on the following dates: June 30, 2004, July 25, 2005, July 24, 2006, and October 19, 2006. The Option Awards column in the Director Compensation Table on page 13 of this Proxy Statement includes stock options granted to non-employee directors of the Company on July 25, 2005, August 22, 2005, November 28, 2005 and July 24, 2006. The significant factors and assumptions used in determining the fair value of these stock options is reported in the following table:

FAS 123R Significant Factors and Assumptions

	Options Granted on 6/30/2004	Options Granted on 7/25/2005	Options Granted on 8/22/2005	Options Granted on 11/28/2005	Options Granted on 7/24/2006	Options Granted on 10/19/2006
Grant Date Fair Value($)	$10.00	$9.50	$9.20	$8.50	$7.35	$6.76
Dividend Yield(%)	0.00	0.00	0.00	0.00	0.00	0.00
Expected Volatility(%)	0.01	35.14	35.23	35.41	32.45	31.87
Risk Free Interest Rate(%)	4.20	4.10 or 4.12	4.10	4.34	5.00	4.75
Expected Life (in Years)	7.00	6.00 or 6.25	6.00	6.00	6.00 or 6.25	6.25

Outstanding Equity Awards at the end of Fiscal 2007

This table shows the equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of June 30, 2007.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Gary Lewis Evans	85,134	—	$4.19	4/27/10
	7,875	—	4.19	4/2/11
	19,000	—	10.00	1/28/12
	13,200	8,800	10.00	6/30/14
	19,166	20,834	9.50	7/25/15
	—	25,000	7.35	7/24/16
Andrew J. Micheletti	26,250	—	4.19	4/2/11
	12,500	—	10.00	1/28/12
	12,000	8,000	10.00	6/30/14
	23,958	26,042	9.50	7/25/15	3,334	(1)	$24,138
	—	20,000	7.35	7/24/16
Michael J. Berengolts	26,250	—	4.19	4/27/10
	5,250	—	4.19	4/2/11
	6,500	—	10.00	1/28/12
	3,600	2,400	10.00	6/30/14
	9,583	10,417	9.50	7/25/15
	—	15,000	7.35	7/24/16
Kenneth D. Darling	—	20,000	6.76	10/19/16

(1)	These Shares were granted on July 25, 2005 and vest in one-third increments on each of the first three anniversaries of the date of grant.
(2)	The values contained in this column were calculated by multiplying the number of shares by $7.24, which was the closing price of the Company’s common stock reported on the NASDAQ on June 29, 2007.

Exercised Options and Vested Restricted Stock in Fiscal 2007

This table shows the stock options that were exercised by, and the restricted stock that vested for, each Named Executive during fiscal 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary Lewis Evans	—	—	—	—
Andrew J. Micheletti	—	—	1,666	$12,278
Michael J. Berengolts	—	—	—	—
Kenneth D. Darling	—	—	—	—

Nonqualified Deferred Compensation Plan

Effective January 1, 2003, we adopted the Bank of Internet USA Nonqualified Deferred Compensation Plan to provide designated key executive and management employees with an opportunity to defer additional compensation beyond the limitations imposed on our 401(k) plan by the Internal Revenue Code. The liabilities associated with the plan are unfunded and unsecured. Our Named Executives are currently eligible to participate and three currently participate in the plan. We also have a substantially similar deferred compensation plan for our outside directors, of whom two directors currently are participants.

Elective Deferrals - Our deferred compensation plan allows eligible employees to elect to defer up to 100% of their compensation, including commissions and bonuses. Although the plan provides that we may make discretionary contributions to a participant’s account, no such discretionary contributions have been made to date. Participant deferrals are fully vested at all times, and discretionary contributions, if any, will be subject to a vesting schedule specified by us.

Non-equity Incentive Plan Bonus Deferrals - Named Executives are awarded annual non-equity incentive bonuses based on quantitative criteria defined in the employment agreement. The criteria are based on the Bank’s profitability and asset growth. No more than one-half of the bonuses may be paid in cash and the remainder contributed to the Named Executive’s deferred compensation plan. The employment agreement defines a three-year vesting period for amounts contributed to the deferred compensation plan. No non-equity incentive deferred bonus was awarded to Named Executives in fiscal 2007. Deferred compensation expense for fiscal 2007 includes vesting of prior non-equity incentive plan awards.

One-Time Deferred Compensation - As provided by the employment agreement in 2003, the Company contributed a one-time amount to Named Executives deferred compensation plan. The deferred compensation and all earnings vest incrementally over a five-year period and will be fully vested on July 1, 2008. Deferred compensation expense for fiscal 2007 includes the vesting of one-fifth of the 2003 award.

The table below shows the activity in the Deferred Compensation Plan during fiscal 2007 for the Named Executives.

Name and Principal Position	Executive Contributions In Fiscal 2007		Company Contributions In Fiscal 2007	Earnings In Fiscal 2007	Aggregate Balance At June 30, 2007	Vested Balance At June 30, 2007
Gary Lewis Evans Chief Executive Officer and President	$1,625		$—	$9,939	$126,439	$93,439
Andrew J. Micheletti Senior Vice President and Chief Financial Officer	—		—	6,051	76,427	55,169
Michael J. Berengolts Vice President and Chief Technology Officer	32,097	(1)	—	7,939	125,497	114,497
Kenneth D. Darling Vice President and Chief Loan Officer	1,460		—	31	1,491	1,491
Terry Harris (1) Former Vice President and Chief Credit Officer	—		—	—	—	—

(1)	Contributions were $52,000, net of withdrawal of $19,903.

Potential Payments Upon Termination or Change in Control

This section discusses the incremental compensation that would be payable by the Company to each Named Executive in the event of a change-in-control of the Company or a termination of the Named Executive’s employment with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable SEC rules the following discussion assumes:

(i)	that the triggering event in question – death, disability, change in control or termination – occurred on June 29, 2007, the last business day of fiscal 2007; and

(ii)	with respect to calculations based on the Company’s stock price, we used $7.24, which was the reported closing price of one share of the Company’s common stock on the NASDAQ on June 29, 2007.

Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers of the Company, such as employee group term life insurance. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include, for example, the timing during the year of any event and the Company’s stock price.

The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, we provide such protections for our Named Executive Officers under their respective employment agreements. The Compensation Committee evaluates the level of severance benefits to provide a Named Executive Officer on a case-by-case basis, and in general, we consider these severance protections an important part of an executive’s compensation and consistent with competitive practices.

Various agreements and plans define each Named Executive’s rights and obligations in the event of a triggering event. For example, Named Executives may be a party to an agreement with the Company called an “employment agreement’ and may also be a party to an equity award agreement. The following is a general discussion of the primary categories of triggering events pursuant to the Company’s Named Executives’ employment agreements and the Company plans. Mr. Harris terminated in fiscal 2007 and Mr. Darling is not a party to an employment agreement with the Company, but is a party to an equity award agreement.

Death or Disability.

The Named Executives’ employment agreements generally provide that the Company shall make no further cash payments to the Named Executive, or his estate, in the event of death or disability, except payment of a death benefit of three times executive’s then-current annual salary. Generally, all vested stock option grants at the date of death or disability may be exercised by the beneficiaries of the Named Executive for a period of up to twelve (12) months after date of death or disability.

Upon death or disability, cash bonuses payable to a Named Executive are prorated based on the number of days of active service during the fiscal year prior to the triggering event. The Company’s performance continues to be measured against the applicable performance measures at the end of the applicable fiscal year.

Each Named Executive, or his beneficiaries, will receive payments or benefits under the Company’s Deferred Compensation Plan to the extent of their vested and accrued balances. The plan, including the Named Executives’ plan balances or accrued amounts, as applicable, are described in detail beginning on page 21 of this Proxy Statement. In general, this plan provides for either the payment of a lump-sum or installment payments. Between the date of the applicable triggering event and the date benefits are distributed, each Named Executive’s benefits under these plans continue to accrue earnings. In each Named Executive’s employment agreement, “termination due to disability” is generally defined as the Named Executive being unable to perform the essential functions of his job for a continuous period of 90 days.

Termination of Employment by the Company

In accordance with their employment agreements, if a Named Executive is terminated by the Company, without cause, he would be entitled to:

•	a severance payment equal to his then-current base monthly salary multiplied by twelve (12) and paid either as a lump-sum or in monthly installments, at the discretion of the Board of Directors.

•	accelerated vesting of all unvested portions of stock option and restricted stock awards; and

•	continuation of group medical insurance benefits to the earlier of the end of the 12-monthseverance period or the executive’s commencement of work for a new employer that provides group medical insurance.

Named Executive will receive payments or benefits under the Company’s Deferred Compensation Plan to the extent of his vested and accrued balances, as described in the death and disability section above.

Termination by Company with “Cause” or by the Named Executive for Any Reason

In accordance with each Named Executive’s employment agreement, if such Named Executive is terminated by the Company with “cause”, then the Named Executive would not be entitled to any cash severance payments. In addition, all of the Named Executive’s outstanding stock options, whether vested or unvested, and unvested shares of restricted stock, would be immediately forfeited and cancelled pursuant to the applicable equity award agreements. The employment agreements generally define “cause” to include (i) failure to perform duties in a satisfactory manner, after notice thereof; (ii) conviction of illegal activity which materially adversely affects Bank’s reputation or which evidences the executive’s lack of ability to perform duties; (iii) certain crimes or dishonesty, fraud, etc. which causes termination of insurance coverage under blanket bond; or (v) actions by government bank regulators to close or take the Bank or to issue a cease and desist order to remove executive from office.

Cash bonus payments pursuant to the Company’s non-equity incentive plans would be prorated based on the number of days of active service during the calendar year prior to the termination. The Company’s performance continues to be measured against the applicable performance measures at the end of the applicable fiscal year.

If the Named Executive resigns his employment for any reason, the employment agreements and plan documents do not provide for any additional compensation or benefits for such Named Executive. However, the Named Executive would not forfeit his equity awards and other benefits, as described above.

Upon a Change-in-Control of the Company

The Named Executives’ employment agreements do not provide for any additional compensation payable to the Named Executives in the event of a change-in-control of the Company. However, the Company’s Amended and Restated 1999 Stock Option Plan and the 2004 Plan provide that as of the consummation of a “corporate transaction,” all outstanding unvested stock options and unvested shares of restricted stock would generally receive accelerated vesting, but only to the extent that such awards are not assumed by the Company or substituted by the acquiring company with all existing terms and conditions, including vesting terms, remaining in effect. For this purpose, “corporate transaction” is generally defined in the plans as an acquisition of the Company by merger, consolidation, asset acquisition or stock purchase, which is generally the same as a change-in-control of the Company.

Certain Transactions

In the ordinary course of its business, the Bank makes loans to and engages in other banking transactions including maintaining deposit accounts with its directors and their associates. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with persons of comparable creditworthiness who have no affiliation with the Company or the Bank. In addition, such loans are made only if they do not involve more than the normal risk of collectibility of loans made to non-affiliated persons and do not present any other unfavorable features.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee. The members of the Compensation Committee in 2007 were Gordon Witter, the Committee’s Chairman, Paul Grinberg and Thomas Pancheri, each of whom was determined by the Board of Directors to be independent within the meaning of that term in the NASDAQ’s listed company rules.

No Interlocks. No executive officer of the Company served on the Board of Directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with Company management. Based upon such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Gordon Witter, Chairman

Paul Grinberg

Thomas Pancheri

RELATED TRANSACTIONS AND OTHER MATTERS

Related Party Transaction Policy and Procedures

Pursuant to the Company’s Related Party Transaction Policy and Procedures, the Company’s Board of Directors is responsible for reviewing and approving or ratifying all related party transactions that are subject to the policy. This written policy applies to certain transactions involving over $100,000 in any calendar year with related parties, which includes our officers, directors and director nominees, and members of their immediate family. The policy also applies to certain transactions with Company shareholders who own more than 5% of the Company’s stock. In determining whether to approve or ratify a related party transaction, the Board of Directors will take into account material facts of the transaction, including whether it is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction.

Transactions With Our Directors

In the ordinary course of its business, the Bank makes loans to and engages in other banking transactions including maintaining deposit accounts with its directors and their associates. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with persons of comparable creditworthiness who have no affiliation with the Company or the Bank. In addition, such loans are made only if they do not involve more than the normal risk of collectibility of loans made to non-affiliated persons and do not present any other unfavorable features.

Legal Proceedings Involving Our Directors and Executive Officers

In September 2007, certain executive officers as well as the Company were named in a lawsuit. The Company denies the allegations and intends to vigorously defend the lawsuit. The Company and its counsel believe that it has good and meritorious defenses and that the resolution of such lawsuit is not expected to be material to the operating results of the Company. Pursuant to and as required by the provisions of the Company’s current articles of incorporation and bylaws, the Company has indemnified and is providing a defense for the executive officers named in the lawsuit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of copies of these reports and on written representations from such reporting persons, we believe that during fiscal 2007, all such persons filed all ownership reports and reported all transactions on a timely basis.

COMPANY STOCK PERFORMANCE

The following graph compares the stock performance of our common stock, after our initial public offering starting March 15, 2005 through June 30, 2007, with that of (i) the companies included in the U.S. NASDAQ Index, and (ii) the banks included in the American Community Bankers NASDAQ (ACBQ) Index:

The Stock Performance Graph assumes that $100 was invested in the Company on March 15, 2005 (which was the date on which the Company’s shares commenced trading on the NASDAQ National Stock Market), and in the ACBQ Index and that any dividends issued for the indicated periods were reinvested. The ACBQ Index generally includes all NASDAQ listed banks or thrifts or their holding companies, excluding the 50 largest banks or thrifts based on asset size. Shareholder returns shown in the Performance Graph are not necessarily indicative of future stock performance.

INDEPENDENT PUBLIC ACCOUNTANTS

Crowe Chizek and Company LLP (“Crowe”) serves as the Company’s independent auditor and has conducted the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2007. The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. In September 2006, the Audit Committee approved the engagement of Crowe to serve as the Company’s independent auditor to conduct the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2008.

A representative of Crowe will be present at the Annual Meeting, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Annual Meeting.

The following table contains information regarding the aggregate fees charged to the Company by Crowe for audit services rendered in connection with the audited consolidated financial statements and reports for the 2007 and 2006 fiscal years.

	Fees Charged
Nature of Services	2007	2006
Audit fees (1)	$150,000	$130,000
Audit-related fees (2)	27,105	53,000
Tax fees (3)	—	—
All other fees	—	—

	$177,105	$183,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by Crowe.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” For fiscal 2007 and 2006, this category includes fees paid to the Company’s former auditors associated with the transition to the Company’s new auditors.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. The Company did not engage its independent public accountants to provide tax services in fiscal 2007 or 2006.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is composed of three directors who have been found by the Board of Directors to be both independent and financially literate as required by the listing standards of the NASDAQ. In addition, the Board has determined that Mr. Grinberg is an Audit Committee Financial Expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of (1) the general auditor, including reviewing the adequacy of the authority, responsibilities and functions of the Company’s internal audit department, and (2) the independent auditor, including resolving disagreements between management and the independent auditor. The general auditor and the independent auditor report directly to the Audit Committee.

The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent auditor is responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management;

2. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3. The Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the independent auditor’s independence; and

4. Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the SEC.

AUDIT COMMITTEE

Paul Grinberg, Chair Thomas Pancheri Gordon Witter

ITEM 2. APPROVAL OF PROPOSAL TO AMEND OUR

2004 STOCK INCENTIVE PLAN

On September 27, 2007, the Board of Directors authorized, subject to stockholder approval, an amendment to our 2004 Stock Incentive Plan, or the 2004 Plan, to do the following:

•

increase the number of shares authorized for issuance under the 2004 Plan by providing that the number of shares that may be issued under the 2004 Plan may not exceed 14.8% of the number of shares of our common stock outstanding from time to time instead of the prior share reserve provision, which provided that the number of shares that could be issued under both the 2004 Plan and the Company’s Amended and Restated 1999 Stock Option Plan, or the 1999 Plan, could not exceed 14.8% of the number of shares of our common stock outstanding from time to time;

•

provide that the share reserve shall also be automatically increased on the first day of each of the Company’s next four fiscal years, beginning with the 2008 fiscal year, by an additional 1.5% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, which additional shares may be used only for grants of awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code;

•

delete the limitation on the maximum number of shares that may be issued pursuant to restricted stock awards and delete the provision stating that the share reserve is reduced by three shares for each share of common stock issued pursuant to a restricted stock award;

•

provide that the Board of Directors has the authority to grant one or more stock awards in exchange for the cancellation of one or more options granted under the 2004 Plan or the 1999 Plan each of which have an exercise price that exceeds the fair market value of the underlying shares at the time of such exchange provided that the awards granted in such exchange have a “fair value” (as determined by the Board of Directors using a generally accepted valuation method) not greater than the “fair value” of the cancelled options; and

•

increase the limit on the maximum number of shares that may be granted to any individual in any fiscal year pursuant to options, stock appreciation rights, restricted stock awards that are intended to be performance-based compensation and restricted stock units that are intended to be performance-based compensation from 100,000 shares to 500,000 shares and increase the limit on the maximum number of shares subject to restricted stock awards or restricted stock unit awards that may be granted to any individual in any fiscal year in connection with the commencement of such individual’s continuous service from 100,000 shares to 500,000 shares.

The amendment of the 2004 Plan is an important component in our compensation strategy. We believe that the amendment to the 2004 Plan, if approved by you, will permit us to enable the Board of Directors to have sufficient additional long-term equity incentive awards available to: (i) attract and retain a new chief executive officer, (ii) retain existing officers and directors with additional performance-based awards, and (iii) attract new executives and directors in the future.

If the amendment to the 2004 Plan is approved by our stockholders, then, upon such approval, the 1999 Plan shall be terminated but awards outstanding under the 1999 Plan will continue to be subject to the terms and conditions of the 1999 Plan, and no additional equity awards shall be granted under the 1999 Plan.

Description of the 2004 Stock Incentive Plan

The material features of the 2004 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2004 Plan. Stockholders are urged to read the actual text of the 2004 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Background and Purpose

The terms of the 2004 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, other stock-related awards, and performance-based awards that may be settled in cash, stock, or other property.

The purpose of the 2004 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this Item 2 is approved, the total number of shares of our common stock reserved for issuance under the 2004 Plan will consist of 14.8% of the number of shares of our common stock outstanding from time to time. In addition, the number of shares of our common stock reserved for issuance will also automatically increase on the first day of each of the next four fiscal years of the Company, beginning with the 2008 fiscal year, by an additional 1.5% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, which additional shares may be used only for grants of awards that qualify as performance-based compensation under Section 162(m) of the Code.

At June 30, 2007, options to purchase 936,994 shares were outstanding and restricted stock awards covering 35,400 shares were outstanding under the 1999 Plan and the 2004 Plan. As of June 30, 2007, 180,409 stock option shares were available for grant under the 2004 Plan and 8,267,590 shares of our common stock were outstanding. The effect of the termination of the 1999 Plan and the amendment of the 2004 Plan discussed above would be to increase the number of shares available for stock awards under the 2004 Plan by 640,694 shares as of July 1, 2007. Assuming no change in the outstanding common shares for the next three years after July 1, 2007, the effect of the amendments would increase the number of shares available in increments of 124,014 shares on each of July 1, 2008, 2009 and 2010, for a cumulative increase in available shares of 1,012,736 over four years. The amendments to the 2004 Plan were designed to reward employees for work more closely related to the improvement in the performance of the Company’s stock by requiring 49% of the cumulative increase of 1,012,736 shares be available for performance-based awards only.

The following types of shares under the 2004 plan may become available for subsequent issuance under the 2004 plan: (a) shares granted under the 2004 plan which expire or otherwise terminate, in whole or in part, without being exercised in full and (b) shares forfeited back to or repurchased by us after being issued to a participant pursuant to a stock award because of the failure to meet a contingency or condition required for the vesting of such shares. In addition, if any shares are withheld to satisfy payment of taxes, used to pay the exercise price of an option in a net exercise arrangement, or used to pay for a stock appreciation right, the shares not delivered to the participant remain available for subsequent issuance under the 2004 plan. Shares issued under the 2004 plan may be authorized but unissued or required common stock, including shares repurchased by us on the open market.

No person may be granted stock awards covering more than 500,000 shares of our common stock under the 2004 plan during any calendar year pursuant to stock options or stock appreciation rights. In addition, no person may be granted restricted stock awards or restricted stock unit awards intended to be performance-based compensation covering more than 500,000 shares in any calendar year. Such limitations are designed to help assure that any deductions to which the Company would otherwise be entitled with respect to such stock awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

Eligibility

The persons eligible to receive awards under the 2004 Plan consist of our employees, directors and consultants.

Administration

The 2004 Plan is administered by the Board of Directors, which may in turn delegate authority to administer the plan to a committee. The Board of Directors has delegated administration of the 2004 Plan to the Compensation Committee. Subject to the terms of the 2004 Plan, the Compensation Committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the exercise price of options granted under the 2004 Plan. Subject to the terms of the 2004 Plan, the Compensation Committee may delegate to one or more of our officers the authority to grant stock awards to our non-officer employees and consultants.

Stock Options

Stock options will be granted pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 85% of the fair market value of the common stock subject to the option on the date of grant or 100% of the fair market value if the option is intended to qualify as performance-based compensation under Section 162(m) of the Code. Options granted under the 2004 Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise, prior to vesting. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us.

The term of stock options granted under the 2004 Plan shall be set forth in the stock option agreement. If an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability, death or any other reason, the optionholder, or his or her beneficiary, may exercise any vested options for the period of time set forth in the stock option agreement, after the date the service relationship ends. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the 2004 Plan will be determined by the Compensation Committee and may include cash, check, common stock previously owned by the optionholder, payment through a broker assisted exercise or a net exercise feature, or other legal consideration approved by the Compensation Committee.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or to the extent and in the manner authorized by the Compensation Committee. To the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

No employee may be granted options or stock appreciation rights under the 2004 Plan covering more than 500,000 shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s past or future services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Compensation Committee. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form permitted under applicable law; however, we will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by the Compensation Committee, or in any other form of consideration determined by the Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalent rights may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted through a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Compensation Committee or its authorized committee, but shall in no event be less than 85% of the fair market value of the common stock subject to the stock appreciation right on the date of grant or 100% of the fair market value if the stock appreciation right is intended to qualify as performance-based compensation under Section 162(m) of the Code. The Compensation Committee may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by the Compensation Committee. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason, the recipient may exercise any vested stock appreciation right for the period of time set forth in the stock appreciation right agreement.

Dividend Equivalent Rights

Dividend equivalent rights may be granted either alone or in addition to other stock awards under the 2004 Plan. Dividend equivalent rights will be granted through a dividend equivalent rights agreement or another stock award agreement if the dividend equivalent right is granted in connection with another stock award. At the discretion of the Compensation Committee, dividend equivalent rights may be converted into additional shares of common stock covered by another stock award in such manner as determined by the Compensation Committee. Any additional shares covered by the stock award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying stock award agreement to which they relate.

Each dividend equivalent right is denominated in common stock share equivalents. The Compensation Committee may also impose any restrictions or conditions upon the vesting of dividend equivalent rights that it deems appropriate. Dividend equivalent rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by the Compensation Committee.

Performance-Based Awards

The 2004 Plan provides for the grant of performance-based awards. Performance-based awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees, directors and consultants are eligible to receive performance-based awards under the 2004 Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Compensation Committee. The maximum amount to be granted to any individual in a calendar year attributable to such performance-based awards may not exceed 500,000 shares of our common stock.

In granting a performance-based award, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more performance goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such performance-based award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Compensation Committee will establish the performance goals, based upon one or more pre-established performance criteria enumerated in the 2004 Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2004 Plan shall be determined by the Compensation Committee, based on one or more of the following performance criteria: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share and (xviii) to the extent that the Award is not intended to qualify as performance-based compensation under Section 162(m) of the Code, personal management objectives.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2004 Plan. The Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the number of shares reserved under the 2004 Plan and the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the 2004 Plan shall terminate if not assumed. The Compensation Committee has the authority to accelerate the vesting of such stock awards in connection with a corporate transaction or change in control.

Plan Amendments

The Compensation Committee will have the authority to amend or terminate the 2004 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2004 Plan as required by applicable law.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2004 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

If an option is granted with an exercise price less than 100% of the fair market value of the common stock subject to the option on the date of grant, then unless the option has a fixed exercise schedule and complies with the requirements under Section 409A of the Code, the optionholder will owe an additional 20% tax and interest on any taxes owed.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2004 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2004 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change of control. If delivery occurs on another date, unless the stock units qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Dividend Equivalent Rights

We may grant under the 2004 Plan dividend equivalent rights separate from any other award or in tandem with other awards under the 2004 Plan.

Where the recipient may only receive the dividends in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. If the recipient may receive the dividends in cash or other property, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m) of the Code, the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our SEC filings. Please see the Summary Compensation Table below for a current listing of covered employees.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) of the Code deduction limitation. In accordance with United States treasury regulations issued under Section 162(m) of the Code, compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board of Directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the 2004 Plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the shareholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The 2004 Plan provides that directors serving on the committee may be “outside directors” within the meaning of Section 162(m) of the Code. This limitation would exclude from the committee directors who are (i) current employees of ours or one of our affiliates, (ii) former employees of ours or one of our affiliates who are receiving compensation for past services to us or one of our affiliates (other than benefits under a tax-qualified pension plan), (iii) current and former officers of ours or one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an” outside director” for purposes of Section 162(m) of the Code. The definition of an “outside director” under Section 162(m) of the Code is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the 1934 Act. The Compensation Committee is currently comprised solely of “outside directors” within the meaning of Section 162(m) of the Code.

New Plan Benefits

As of the date hereof, no options or other stock awards have been granted on the basis of the share increase for which stockholder approval is sought under this Item 2. Accordingly, future benefits or amounts received are not determinable.

Required Vote and Board of Directors Recommendation

Approval of Item 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors believes that approval of Item 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF ITEM 2.

ANNUAL REPORT TO SHAREHOLDERS

The Annual Report to Shareholders, including Form 10-K for the Company for the fiscal year ended June 30, 2007 is being mailed concurrently with this Proxy Statement to all Shareholders of record as of October 9, 2007. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2007 WILL BE PROVIDED (WITHOUT EXHIBITS) TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, BOF I HOLDING, INC., 12777 HIGH BLUFF DRIVE, SUITE 100, SAN DIEGO, CA 92130. This Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2007, are also available at our website, www.bofiholding.com and from the SEC at its website, www.sec.gov.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or us will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our agent, Broadridge, if you hold registered shares. You can notify Broadridge by sending a written request to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling Broadridge at (800) 542-1061.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Under SEC Rule 14a-8, any shareholder desiring to submit a proposal for inclusion in our proxy materials for our 2008 Annual Meeting of Shareholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the release of Company’s proxy materials for the 2007 Annual Meeting. However, if the date of our Annual Meeting in 2007 changes by more than 30 days from the date on which our 2006 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2008 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested shareholders should refer.

Our Secretary must receive shareholder proposals or nominations in writing at the executive offices of the Company at 12777 High Bluff Dr., Suite 100, San Diego, California 92130, Attention: Secretary.

OTHER MATTERS

We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors,

Gary Lewis Evans
President and CEO

October 19, 2007

Appendix A

BOFI HOLDING, INC.

2004 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company after the Registration Date effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means BofI Holding, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means a Non-Qualified Stock Option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Plan” means this 2004 Stock Incentive Plan.

(ff) “Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(gg) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(hh) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards granted under the Plan may not exceed 14.8% of the number of Shares outstanding from time to time (the “Share Limit”); provided, however, that the Share Limit shall automatically increase, on the first day of each of the four fiscal years of the Company beginning with the 2008 fiscal year, by 1.5% of the number of Shares outstanding as of the last day of the prior fiscal year, which additional Shares may be used only for grants of Awards that qualify as Performance-Based Compensation.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall count against the Share Limit, shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall not count against the Share Limit and shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise or vesting of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 18 below, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to stockholder approval and (C) except as provided in (vii) below, canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction

(vii) to grant one or more Awards under this Plan in exchange for the cancellation of one or more Options (or one or more options that were granted under the Company’s 1999 Stock Option Plan) each of which have an exercise price that exceeds the Fair Market Value of the underlying shares at the time of such exchange, provided that the Awards granted in such exchange have a “fair value” (as determined by the Administrator using a generally-accepted valuation method) not greater than the “fair value” of the cancelled Options;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards may be granted to Employees, Directors and Consultants. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share and (xviii) to the extent that the Award is not intended to qualify as Performance-Based Compensation, personal management objectives. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards. Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, the following limitations shall apply.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be 500,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options or SARs for up to an additional 500,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be 500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Restricted Stock and Restricted Stock Units for up to an additional 500,000 Shares which shall not count against the limit set forth in the previous sentence.

(iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement. The specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards. Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

(ii) In the case of Options or SARs intended to qualify as Performance-Based Compensation, the exercise or base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of other Awards, such price as is determined by the Administrator.

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period);

(iv) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited too, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for

(i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.

12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the

Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section (a), above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

18. Effect of Section 162(m) of the Code. Section 162(m) of the Code does not apply to the Plan prior to the Registration Date. Following the Registration Date, the Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the exhaustion of the maximum number of shares of Common Stock available for Awards under the Plan, as set forth in Section 3(a), (iv) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

19. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

20. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF THE SHAREHOLDERS

BOFI Holding, Inc.

November 20, 2007

The undersigned hereby appoints Gordon L. Witter and Connie M. Paulus or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of BOFI Holding, Inc. (the “Company”) to be held November 20, 2007 at 10:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

1.	Election of Directors. To elect the following three nominees to serve as Class III Directors for a three-year term until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Thomas J. Pancheri, Connie M. Paulus and Gordon L. Witter.

ELECTION OF DIRECTORS

☐ FOR all nominees listed	☐ WITHHOLD AUTHORITY to	☐ *EXCEPTIONS
vote for all nominees listed

*	(Instruction: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominees name on the space provided below.)

2.	Amend 2004 Stock Incentive Plan. To vote for or against the proposal to amend our 2004 Stock Incentive Plan.

AMEND 2004 STOCK INCENTIVE PLAN

☐ FOR Amendment to 2004 Stock Incentive Plan	☐ AGAINST Amendment to 2004 Stock Incentive Plan

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board recommends that you vote FOR the above proposals. This proxy, when property executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trust, corporation or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date: 2007

Signature

Signature